Exhibit 10.18

24th November 2011

Lee Golding

EVP and Chief Human Resources Officer

Langley, England UK

Dear Lee,

This letter confirms the changes to the terms and conditions of your employment with Travelport International Limited (the “Company”), as set forth below, which take effect 1st January 2012.

Base Salary: Your basic annual salary, as set forth in clause 5.1 of your 2nd October 2009 Contract of Employment with the Company (“Contract”), will increase to £225,000 gross per annum. As discussed with you, the foregoing increase in your basic annual salary is in lieu of the Company’s March 2012 annual review of your basic annual salary as set forth in clause 5.2 of your Contract.

All other terms and conditions of your employment remain unchanged. Please sign below and return this letter to Caroline Jowett-Ive in Human Resources in order to take advantage of these benefits.

Yours sincerely

/s/ Gordon Wilson

Gordon Wilson

President and CEO Travelport

Director, Travelport International Limited

I, Lee Golding, confirm that I understand and accept the terms contained within this letter.

Signature	/s/ Lee Golding

Date	12-12-2011